EXHIBIT 99.1
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FOR IMMEDIATE RELEASE:                  CONTACT:   Marc Jampole
                                                   Jampole Communications, Inc.
                                                   412-471-2463

                    PENN TRAFFIC ANNOUNCES NEW BOARD MEMBERS


         Syracuse, NY, October 23, 2002 --- The Penn Traffic Company (Nasdaq:
PNFT) today announced that it has elected Richard Brennan, Matthew Glass and Richard D. Holahan, Jr., to the Company's Board of Directors. All of the new Directors are affiliated with Soros Fund Management LLC, which advises funds that own approximately 45% of Penn Traffic's outstanding common stock and together represent Penn Traffic's largest stockholder.

         Messrs. Brennan, Glass and Holahan fill Board vacancies created by the resignations of Gabe Nechamkin, Lief Rosenblatt and Mark Sonnino, each a principal of Satellite Asset Management, L. P., in connection with Satellite's recent termination of its investment advisory relationship with certain affiliates of Soros Fund Management.

         "We are pleased to have Directors with the qualifications and extensive experience that Richard Brennan, Matthew Glass and Rick Holahan bring to Penn Traffic," said Joseph V. Fisher, Penn Traffic's President and Chief Executive Officer. "At the same time, we would like to thank Gabe Nechamkin, Lief Rosenblatt and Mark Sonnino for their dedication to our Company over the past few years that they have been Directors.

         "I believe that we have a very knowledgeable and active board with the diversity of capabilities and industry experience needed to guide Penn Traffic as we move forward with our business plan to grow the Company," said Mr. Fisher.

         All three of the new Penn Traffic Directors hold positions with Soros Fund Management. Messrs. Brennan and Glass are Directors and Fund Managers at Soros Fund Management. Mr. Holahan is Assistant General Counsel, and is also a Director of several private companies affiliated with Soros Fund Management.


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         Certain statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Without limiting the foregoing, the words "believe," "expect," "intend," and other similar expressions are intended to identify forward-looking statements. The Company cautions readers that forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any estimated results expressed or implied by such forward-looking statements. Such factors include, among other things, the success or failure of the Company in implementing its current business and operational strategies; general economic and business conditions; competition; availability, location and terms of sites for store development; the successful implementation of the Company's capital expenditure program (including store remodeling and investments in the Company's technology infrastructure including point-of-sale systems); the ability of the Company to successfully negotiate modifications or amendments to its Credit Facility or negotiate any new credit facility; the outcome of internal and external investigations into the previously announced false accounting entries at the Company's Penny Curtiss bakery manufacturing subsidiary and the costs of such investigation; labor relations; labor and employee benefit costs including increases in health care and pension costs; the impact of the Company's loyalty card program on its results of operations; and yet-to-be instituted legal proceedings. Penn Traffic cautions that the foregoing list of important factors is not exhaustive.

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         The Penn Traffic Company operates 216 supermarkets in Ohio, West
Virginia, Pennsylvania, upstate New York, Vermont and New Hampshire under the "Big Bear," "Big Bear Plus," "Bi-Lo," "P&C" and "Quality" trade names. Penn Traffic also operates a wholesale food distribution business serving 82 licensed franchises and 67 independent operators.


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